EXHIBIT 10


                                PROMISSORY NOTE

Amount of U.S. $22,500,000.00                             Dated: January 4, 2005


FOR VALUE RECEIVED, the undersigned, COLUMBUS NOVA INVESTMENTS VIII LTD., a company organized and existing under the laws of the Commonwealth of the Bahamas, with its principal address at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas (hereinafter referred to as the "Borrower"), hereby promises to pay to the order of RENOVA INDUSTRIES, a Bahamian company, with its principal address at 50 Shirley Street, Shirley House, Nassau, Bahamas (hereinafter referred to as the "Lender"), the unpaid principal amount at any time outstanding (hereinafte referred to as the "Credit Advance") on the Maturity Date, as defined below, or otherwise at the times and in the manner set forth in the Loan Agreement between the Borrower and the Lender, dated as of January 4, 2005 (hereinafte referred to as the "Loan Agreement"). Each Credit Advance shall be evidenced by an allonge (the "Allonge") to this Promissory Note (hereinafte referred to as the "Note"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.


         1. Principal Payment. All principal outstanding under this Note, and all other amounts owing hereunder, shall be due and payable in full on January 4, 2015 (the "Maturity Date").

         2. Maturity. This Note shall mature, and the outstanding principal balance hereunder, together with all other outstanding amounts due hereunder and under the Loan Agreement, shall become due and payable in full, if not earlier due and payable in accordance with the Loan Agreement, on the earlier of (a) the occurrence of an Event of Default if so required pursuant to the Loan Agreement or Lender's demand upon an Event of Default, or (b) the Maturity Date.

         3. Loan Agreement and Security Documents.

         (a) This Note is referred to in, made pursuant to and entitled to the benefits of the Loan Agreement and certain other agreements and instruments executed and delivered in connection therewith (collectively, with the Loan Agreement and this Promissory Note the "Loan Documents"). The Loan Agreement, among other things,
              (i) provides for the making of Credit Advances by the Lender to the Borrower in the dollar amount specified on the Allonges to this Note, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and (iii) contains provisions defining an Event of Default and the rights and remedies of the Lender upon the occurrence of an Event of Default.

         4. Prepayments. This Note may be prepaid in whole or in part without notice to the Lender and shall be prepaid in whole, in each case as provided or required in the Loan Agreement and upon payment of all fees and other obligations set forth therein. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of the Lender hereunder or under the Loan Agreement unless and until the obligations have been performed in full and paid irrevocably in full in cash and the Loan Agreement has been terminated. Any amounts prepaid may be re-borrowed upon the Borrower's request, up to the Maximum Amount, and such new amounts shall be due upon the Maturity Date or such earlier date as provided herein.

         5. Method of Payment; Payments Due on a Day Other Than a Business
Day.

         (a) Principal and any fees or other amounts owed hereunder shall be paid to the Lender, by wire transfer, in lawful money of the United States of America on the date when due without offset or counterclaim in immediately available funds.

         (b) If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a business day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding business day.

         6. Waivers. The Borrower hereby waives presentment, protest, demand, notice of dishonor or non-payments, as well as all defenses with respect to this Note, the Loan Agreement and/or any obligation, notice of acceptance hereof, notice of loans or Credit Advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description. No renewal or extension of this Note, the Loan Agreement or any rights hereunder or thereunder, no release of the Borrower, or delay or omission on the Lender's part in enforcing this Note or any other Loan Document or in exercising or enforcing any right, remedy, option or power hereunder or under any other Loan Document, shall affect the liability of the Borrower or operate as a waiver of such or any other right, remedy, power or option or of any default. The claim of any statute of limitations as a defense to any demand against the Borrower is expressly waived by the Borrower.

         7. Exercise of Rights.

         (a) The Lender shall have the right, in its sole discretion, to determine which rights, powers, liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate or modify, or to take any other action with respect thereto, and such determination will not in any way modify or affect any of Lender's rights, powers, liens, security interests or remedies hereunder or under any of the Loan Documents or under applicable law or otherwise.

         (b) The enumeration of the foregoing rights and remedies is not intended to be exhaustive. The rights and remedies of the Lender described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which the Lender otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

         8. Lawful Limits. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest, if any, and other charges paid or agreed to be paid to the Lender for the use, forbearance or detention of money hereunder, exceed the maximum rate permissible under applicable law, which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If due to any circumstance whatsoever, fulfillment of any provision hereof, at the time that performance of such provision shall be due, shall exceed any such limit, then the obligation to be so fulfilled shall be reduced to such lawful limit, and if the Lender shall have received interest, or any other payment of any kind which might be deemed to be interest under applicable law in excess of the highest maximum lawful rate, then such excess amount shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by the Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance hereunder, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 8 shall control to the extent that any other provision of this Note or any Loan Document is inconsistent herewith.

         9. Governing Law. This Note shall be governed by and construed in accordance with the laws of England.

         10. Arbitration. All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.


                                            COLUMBUS NOVA INVESTMENTS VIII LTD.,
                                            a Bahamas company


                                            By: /s/ Olivier Chaponnier
                                               ---------------------------------
                                            Name:   Olivier Chaponnier
                                            Title:  Director